UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	74-2175590
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 Westheimer

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring December 12, 2018)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-156684

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Amendment No. 1 amends the Registration Statement on Form 8-A filed by Sterling Bancshares, Inc. (the “Registrant”) on June 10, 2010 related to the Warrants (expiring December 12, 2018) (“Warrants”). This Amendment No. 1 is being filed to correct a typographical error related to the name of the exchange on which the Warrants are to be registered. Accordingly, all information set forth in the initial Form 8-A is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sterling Bancshares, Inc.

Date: June 10, 2010	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel